Product prospectus supplement no. UBS-ROS-2 To prospectus dated January 11, 2010 and prospectus supplement dated January 11, 2010

Royal Bank of Canada

Return Optimization Securities Linked to an Index
Buffered Return Optimization Securities Linked to an Index

General

•
Royal Bank of Canada may offer and sell return optimization securities linked to an index (which we refer to as “ROS”) and buffered return optimization securities linked to an index (which we refer to as “Buffered ROS”) from time to time.  We refer to ROS and Buffered ROS collectively as the “notes.” This product prospectus supplement no. UBS-ROS-2 describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below.  We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements.  A separate index supplement or terms supplement will describe any index not described in this product prospectus supplement and to which the notes are linked.  If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are senior unsecured obligations of Royal Bank of Canada.

•	Payment on the notes will be linked to the performance of an Index, as described below.

•	For important information about U.S. federal tax consequences, see “Supplemental Discussion of U.S. Federal Income Tax Consequences” beginning on page PS-48.

•	Minimum denominations of $10 and integral multiples of $10, unless otherwise specified in the relevant terms supplement.

•	Investing in the notes is not equivalent to investing in the Index or any of its component securities.

•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Investing in the Return Optimization Securities and the Buffered Return Optimization Securities involves a number of risks.  See “Risk Factors” beginning on page PS-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product prospectus supplement no. UBS-ROS-2, the accompanying prospectus supplement and prospectus, any related index supplement, or any related terms supplement.  Any representation to the contrary is a criminal offense.

The notes are unsecured and are not savings accounts or deposits of a bank.  The notes are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

UBS Financial Services, Inc.	RBC Capital Markets, LLC
January 12, 2011

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related index supplement, this product prospectus supplement no. UBS-ROS-2 and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related index supplement and this product prospectus supplement no. UBS-ROS-2, and with respect to Royal Bank of Canada.  This product prospectus supplement no. UBS-ROS-2, together with the relevant terms supplement, any related index supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting,”) including UBS Financial Services Inc. and RBC Capital Markets, LLC.  The information in the relevant terms supplement, any related index supplement, this product prospectus supplement no. UBS-ROS-2 and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product prospectus supplement no. UBS-ROS-2 are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.  The relevant terms supplement, any related index supplement, this product prospectus supplement no. UBS-ROS-2 and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product prospectus supplement no. UBS-ROS-2, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Royal Bank of Canada, unless the context requires otherwise.

SUMMARY

Index:	The index specified in the relevant terms supplement (the “Index”).
Payment at Maturity (for ROS):	Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the Index Return as described below.
If the Index Return is positive, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:
$10 + ($10 x Index Return x Leverage Factor);
provided, however, that, if applicable, in no event will you receive at maturity an amount greater than $10 + ($10 x the Maximum Gain).
If the Index Return is zero, you will receive at maturity a cash payment of $10 per $10 in principal amount of the notes.

Your investment will be fully exposed to any decline in the Index.  If the Index Return is negative, you will lose 1% of the principal amount of your notes for every 1% that the Index Ending Level declines beyond the Index Starting Level (or the Strike Level, if applicable).  Under these circumstances, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:

$10 + ($10 x Index Return)
For ROS, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or the Strike Level, if applicable).
Payment at Maturity (for Buffered ROS):	Unless otherwise specified in the relevant terms supplement, for Buffered ROS, the amount you will receive at maturity is based on the Index Return and the Buffer Percentage, as described below.
If the Index Return is positive, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:
$10 + ($10 x Index Return x Leverage Factor);
provided, however, that if applicable, in no event will you receive at maturity an amount greater than $10 + ($10 x the Maximum Gain).

Your downside market exposure is buffered against a decline in the level of the Index up to the Buffer Percentage.  If the Index Return is negative or zero, but its absolute value is less than or equal to the Buffer Percentage, you will receive at maturity a cash payment of $10 per $10 in principal amount notes.

Your investment will be fully exposed to any decline in the Index beyond the Buffer Percentage.  If the Index Return is negative and its absolute value is greater than the Buffer Percentage, for every 1% decline of the Index beyond the Buffer Percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied, if applicable, by the Downside Leverage Factor.  Under these circumstances, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:

$10 + [$10 x (Index Return + Buffer Percentage) x Downside Leverage Factor (if applicable)]

For Buffered ROS, you will lose a substantial portion of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or the Strike Level, if applicable) by more than the Buffer Percentage.

Index Return:	Unless otherwise specified in the relevant terms supplement:
Index Ending Level – Index Starting Level (or Strike Level, if applicable) Index Starting Level (or Strike Level, if applicable)
Maximum Gain:	If applicable, a fixed percentage as specified in the relevant terms supplement.
Leverage Factor:	A fixed number as specified in the relevant terms supplement.
Buffer Percentage:	If applicable, a fixed percentage as specified in the relevant terms supplement.
Downside Leverage Factor:	If applicable, a fixed percentage as specified in the relevant terms supplement.
Index Starting Level:
The Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Index Ending Level:
The Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Strike Level:
The relevant terms supplement may specify a level other than the Index Starting Level, which we refer to as the “Strike Level,” to be used to make all calculations or determinations that would otherwise be made using the Index Starting Level including, but not limited to, calculating the Index Return.  The Strike Level, if applicable, will be specified in the relevant terms supplement and will be equal to either (a) a percentage of the Index Closing Level as of a specified date, or (b) a fixed amount determined without regard to the Index Closing Level as of a particular date.  For example, the relevant terms supplement may specify that the Strike Level will be 95% of the Index Starting Level.

Valuation Date(s):
The Index Ending Level will be calculated on a single date, which we refer to as the Final Valuation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement.  We refer to such dates generally as Valuation Dates in this product prospectus supplement.  Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Payment at Maturity.”

Initial Averaging Dates:
As specified, if applicable, in the relevant terms supplement.  Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Payment at Maturity.”

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 in principal amount of the notes.
Trade Date:	As specified in the relevant terms supplement.
Settlement Date:	As specified in the relevant terms supplement.
Maturity Date:
As specified in the relevant terms supplement.  The Maturity Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Notes — Payment at Maturity.”

RISK FACTORS

An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement.  The notes do not pay interest or guarantee any return of principal at, or prior to, maturity.  Investing in the notes is not equivalent to investing directly in the Index or any of the component securities of the Index.  In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.  A decrease in the level of the index may lead to a loss of some or all of your investment at maturity.

The notes do not pay interest and may not return any of your investment.  The amount payable to you at maturity, if any, will be determined as described in this product prospectus supplement no. UBS-ROS-2, any related index supplement and the relevant terms supplement.

For ROS, you will lose some or all of your investment at maturity if the Index Ending Level is less than the Index Starting Level (or the Strike Level, if applicable).

For Buffered ROS, your downside market exposure is buffered against a decline in the Index Ending Level up to the Buffer Percentage; however, you will lose a substantial portion of your investment at maturity if the Index Ending Level is less than the Index Starting Level (or the Strike Level, if applicable) by more than that percentage.  The extent of your loss will be greater if a downside leverage factor applies to your notes.

The notes are subject to the credit risk of Royal Bank of Canada.

The notes are subject to the credit risk of Royal Bank of Canada and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on Royal Bank of Canada’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.  Payment on the notes, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.

The appreciation potential of the notes is limited to the Maximum Gain, if applicable.

If the notes are subject to a Maximum Gain, the appreciation potential of the notes will be limited to the return represented by that amount.  Any applicable Maximum Gain will be a percentage that we will determine on the Trade Date and that will be set forth in the relevant terms supplement.  Accordingly, if the relevant terms supplement specifies a Maximum Gain for the notes, the appreciation potential of the notes will be limited to the return represented by that amount, even if the Index Return multiplied by the upside leverage factor, if applicable, would otherwise result in a higher return.

Any buffered downside market exposure is only available if the notes are held to maturity.

Investors should be willing to hold their notes to maturity.  If investors are able to sell their notes prior to maturity in the secondary market, they may have to sell them at a loss relative to their initial investment even if the Index Ending Level's decline from the Index Starting Level is less than the Buffer Percentage.

Your return on the notes may be lower than the return on a conventional debt security of comparable maturity.

The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank of Canada with the same maturity date or if you invested directly in the Index or the securities included in the Index.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

If the notes are linked to an Index that is not a total return index, your return on the notes will not reflect dividends on the equity securities included in the Index.

Your return on the notes will not reflect the return you would realize if you actually owned the equity securities included in the Index and received the dividends paid on those equity securities.  This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Index Ending Level.  The Index Ending Level reflects the prices of the applicable equity securities as calculated in the manner required by the applicable Index, on the Valuation Date(s) without taking into consideration the value of any dividends paid on those equity securities.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange.  There may be little or no secondary market for the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

RBC Capital Markets, LLC, or RBCCM, may act as a market maker for the notes, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which RBCCM is willing to buy the notes.  If at any time RBCCM or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.  We expect that transaction costs in any secondary market would be high.  As a result, the difference between the bid and asked prices for your notes in any secondary market could be substantial.  If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Index Starting Level may be determined after the Settlement Date of the notes.

If so specified in the relevant terms supplement, the Index Starting Level will be determined based on the arithmetic average of the Index Closing Levels on the Initial Averaging Dates specified in that relevant terms supplement.  One or more of the Initial Averaging Dates specified may occur on or following the Settlement Date of the notes; as a result, the Index Starting Level may not be determined, and you may therefore not know the value of that Index Starting Level, until after the Settlement Date.  If there are any increases in the Index Closing Levels on the Initial Averaging Dates that occur after the Settlement Date and such increases result in the Index Starting Level being greater than the Index Closing Level on the Settlement Date, this may establish higher levels that the Index must achieve for you to obtain a positive return on your investment or to avoid a loss of principal at maturity.

The Index Ending Level may be less than the Index Closing Level at other times during the term of the notes.

Because the Index Ending Level is calculated based on the Index Closing Level on one or more Valuation Dates during the term of the notes, the level of the Index at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Index Ending Level.  This difference could be particularly large if there is a significant increase in the level of the Index after the final Valuation Date, or if there is a significant decrease in the level of the Index around the time of the Valuation Date(s), or if there is significant volatility in the Index level during the term of the notes (especially on dates near the Valuation Date(s)).  For example, when the Valuation Date for the notes is near the end of the term of the notes, then if the Index Closing Levels increase or remain relatively constant during the initial term of the notes and then decrease below the Index Starting Level (or the Strike Level, if applicable), the Index Ending Level may be significantly less than if it were calculated on a date earlier than the Valuation Date(s).  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index or the equity securities underlying the Index.

The notes are not designed to be short-term trading instruments.

The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the Trade Date.  The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes.  We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor.  However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index.  The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the level of the Index;

•	the expected volatility of the Index;

•	the time to maturity of the notes;

•	the dividend rate on the equity securities underlying the Index;

•	interest and yield rates in the market generally, as well as in the markets of the equity securities included in the Index;

•
economic, financial, political, regulatory or judicial events that affect the equity securities included in the Index or stock markets generally and which may affect the Index Closing Level on any Initial Averaging Date, if applicable, or any Valuation Date;

•
for notes linked to a foreign Index, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities included in the Index are traded, and, if the Index is calculated in one currency and the equity securities included in the Index are traded in another currency or currencies, the correlation between those rates and the level of the Index; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You may have to sell your notes at a substantial discount from the principal amount if the level of the Index at that time is at, below or not sufficiently above the Index Starting Level (or the Strike Level, if applicable).

You cannot predict the future performance of the Index based on its historical performance.  The level of the Index may decrease such that you may not receive any return of your investment.  For ROS, if the Index Return is negative, you will lose some or all of your investment at maturity.  For Buffered ROS, if the Index Ending Level decreases compared to the Index Starting Level (or the Strike Level, if applicable) by more than the Buffer Percentage, you will lose some or all of your investment at maturity.  There can be no assurance that the level of the Index will not decrease so that at maturity you will not lose some or all of your investment.

If the level of the Index changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the securities underlying the Index.  Accordingly, changes in the level of the Index may not result in a comparable change of the market value of the notes. If the level of the Index on any trading day increases above the Index Starting Level (or Strike Level, if applicable), the value of the notes may not increase in a comparable manner, if at all. It is possible for the level of the Index to increase while the value of the notes declines.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates.  Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM may be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by RBCCM, as a result of such compensation or other transaction costs.

You will have no shareholder rights in issuers of equity securities that are included in the Index.

As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities included in the Index would have.

You must rely on your own evaluation of the merits of an investment linked to the Index.

In the ordinary course of their business, our affiliates may have expressed views on expected movements in any Index or its components, and may do so in the future.  These views or reports may be communicated to our clients and clients of our affiliates.  However, these views are subject to change from time to time.  Moreover, other professionals who transact business in markets relating to any Index or its components may at any time have significantly different views from those of our affiliates.  For these reasons, you are encouraged to derive information concerning the applicable Index or its components from multiple sources, and you should not rely solely on views expressed by our affiliates.

We or our affiliates may have adverse economic interests to the holders of the notes.

RBCCM and other affiliates of ours trade the equity securities underlying the Index and other financial instruments related to the Index and its component securities on a regular basis, for their accounts and for other accounts under their management.  RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index or its component securities.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes.  Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you.  We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies the equity securities of which are included in the Index or future price movements of the equity securities underlying the Index.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index or the prices of the equity securities that are included in the Index.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We may hedge our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, which could have an impact on the Index Return of your notes.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities included in a foreign Index are denominated.  These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the Index Closing Levels of that foreign Index, could affect the Index Closing Levels of that foreign Index and, accordingly, if the notes are linked to that foreign Index, the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a foreign Index, any prospective purchaser of notes should undertake an independent investigation of the currencies in which equity securities included in that foreign Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index Closing Level on any Initial Averaging Date, if applicable, or any Valuation Date, or the Index Return and calculating the amount that we are required to pay you, if any, at maturity.  These events may include disruptions or suspensions of trading in the markets as a whole.  If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Initial Averaging Dates, if applicable, or the Valuation Dates and the maturity date will be postponed and your return will be adversely affected.  See “General Terms of the Notes — Market Disruption Events.”

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The calculation agent will, among other things, determine the amount of your payment at maturity on the notes.  Our wholly-owned subsidiary, RBC Capital Markets, LLC, will serve as the calculation agent.  We may change the calculation agent after the original issue date without notice to you.  The calculation agent will exercise its judgment when performing its functions.  For example, the calculation agent may have to determine whether a market disruption event affecting the Index has occurred.  This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions.  Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.

Significant aspects of the U.S. federal income tax treatment of the notes may be uncertain.

The tax treatment of the notes is uncertain.  We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.

Risks Relating to the Index

The sponsor of the Index (the “Index Sponsor”) may adjust the Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

The applicable Index Sponsor is responsible for calculating and maintaining the Index.  The Index Sponsor can add, delete or substitute the equity securities included in the Index or make other methodological changes that could change the level of the Index.  You should realize that the changing of equity securities included in the Index may affect the level of the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  Additionally, the applicable Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index.  Any of these actions could adversely affect the value of the notes.  The applicable Index Sponsor has no obligation to consider your interests in calculating or revising the Index.  See the relevant index description section below or any related index supplement for additional information.

Unless otherwise specified in any related index supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any company the equity securities of which are included in the Index.

To our knowledge, we are not currently affiliated with any issuers the equity securities of which are included in the Index.  As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the Index or your notes.  None of the money you pay us will be paid to the Index Sponsor for the Index or any of the issuers of the equity securities included in the Index and none of those issuers will be involved in the offering of the notes in any way.  Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

For notes linked to the PHLX Housing SectorSM Index, the equity securities underlying the PHLX Housing SectorSM Index are concentrated in one industry.

All of the equity securities underlying the PHLX Housing SectorSM Index are issued by companies whose primary lines of business are directly associated with the domestic housing construction industry.  Because the value of the notes is linked to the performance of the PHLX Housing SectorSM Index, an investment in the notes will be concentrated in this industry.  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

For notes linked to the PHLX Housing SectorSM Index, the housing construction industry is significantly affected by factors in general and local economic conditions and real estate markets as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies whose stocks are included in the PHLX Housing SectorSM Index to conduct their businesses profitably.

The housing construction industry is cyclical and has from time to time experienced significant difficulties.  The prices of the equity securities included in the PHLX Housing SectorSM Index and, in turn, the level of the PHLX Housing SectorSM Index will be affected by a number of factors that may either offset or magnify each other, including:

•	employment levels and job growth;

•	the availability of financing for home buyers;

•	interest rates;

•	consumer confidence;

•	housing demand;

•	the availability of suitable undeveloped land;

•	raw material and labor shortages and price fluctuations;

•	federal, state and local laws and regulations concerning the development of land, housing construction, home sales, consumer financing and environmental protection;

•	competition among companies which engage in the housing construction business; and

•	the supply of homes and other housing alternatives.

In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the housing construction business.  Geopolitical events, such as the aftermath of the war with Iraq, and related market disruptions could also have a significant impact on the housing construction business.

The factors described above could cause a change in the housing construction industry generally or regionally and could cause the value of the equity securities included in the PHLX Housing SectorSM Index and the level of the PHLX Housing SectorSM Index to decrease or remain flat during the term of the notes.

For notes linked to the PHLX Housing SectorSM Index, there is no direct correlation between the value of the notes or the level of the PHLX Housing SectorSM Index and residential housing prices.

There is no direct linkage between the level of the PHLX Housing SectorSM Index and residential housing prices in specific regions or residential housing prices in general.  While residential housing prices may be one factor that could affect the prices of the stocks composing the PHLX Housing SectorSM Index and consequently the Index Closing Level of the PHLX Housing SectorSM Index, the PHLX Housing SectorSM Index and the notes are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

For notes linked to the S&P 500® Financials Index, risks associated with the financial services industry will affect the value of the notes.

All or substantially all of the equity securities which are included in the S&P 500® Financials Index are issued by companies whose primary line of business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts.  Because the value of the notes is linked to the performance of the S&P 500® Financials Index, an investment in these notes will be concentrated in the financial services sector.  Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge.  Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change.  Credit losses resulting from financial difficulties of borrowers can negatively impact the sector.  Insurance companies may be subject to severe price competition.  Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts).  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

For notes linked to a foreign Index, if the prices of its component securities are not converted into U.S. dollars for purposes of calculating the value of the Index, the Index Return for the notes will not be adjusted for changes in exchange rates that might affect the Index.

Because the prices of the equity securities comprising the Index are not converted into U.S. dollars for purposes of calculating the value of the Index and although the equity securities included in the Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Index, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities included in the Index are denominated.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Return for the notes.  The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “General Terms of the Notes — Payment at Maturity.”

For notes linked to a foreign Index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the Index, the notes will be subject to currency exchange risk.

Because the prices of the equity securities included in the Index are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in the Index trade.  An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities included in the Index denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For notes linked to a foreign Index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the Index, changes in the volatility of exchange rates, and the correlation between those rates and the levels of the Index are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the equity securities included in the Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security included in the Index and the U.S. dollar.  This exchange rate reflects the amount of the particular currency in which an equity security included in the Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated.  The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities included in the Index refers to the size and frequency of changes in that exchange rate.

Because the Index may be calculated, in part, by converting the closing prices of the equity securities included in the Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities included in the Index are denominated and the level of the Index refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the Index.  The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities included in the Index are denominated and the percentage changes in the level of the Index could affect the value of the notes.

For notes linked to a foreign Index, an investment in the notes is subject to risks associated with non-U.S. securities markets.

All or a substantial portion of the equity securities that are included in a foreign Index have been issued by non-U.S. companies.  Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries.  These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  The risks of the economies of emerging market countries are relevant for notes linked to a foreign Index that includes securities traded in one or more emerging market countries.

Some or all of these factors may influence the Index Closing Level.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the Index based on their historical performance.  The value of the Index may decrease such that you may not receive any return of your investment.  There can be no assurance that the Index Closing Level will not decrease so that at maturity you will not lose some or all of your investment.

*     *     *

If the notes are linked to an Index not described in the product supplement, a separate index supplement or the applicable terms supplement may provide additional risk factors relating to such Index.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.  The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.

Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes.  The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 in principal amount of the notes, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

In anticipation of the sale of the notes, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the Agents or their affiliates, involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter derivative instruments linked to the Index prior to or on the pricing date.  From time to time, we, the Agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the Agents, and our respective affiliates may:

•	acquire or dispose of investments relating to the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the level of the Index or the price of the Index components; or

•	any combination of the above two.

We, the Agents, and our respective affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, the Agents, and our respective affiliates may close out our or their hedges on or before the Valuation Dates.  That step may involve sales or purchases of the components of the Index or over-the-counter derivative instruments linked to the Index.

GENERAL TERMS OF THE NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below.  Capitalized terms used but not defined in this product prospectus supplement no. UBS-ROS-2 have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related index supplement.  The term “note” refers to $10 in principal amount of the notes.

General

The notes are senior unsecured obligations of Royal Bank of Canada that are linked to an equity index (the “Index”) specified in the relevant terms supplement.  The notes will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as it may be amended or supplemented from time to time, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee.

The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity.  At maturity the notes will return a payment in cash, the amount of which will vary depending on the performance of the Index, calculated in accordance with the applicable formula set forth below, and whether the notes have certain of the terms and provisions that are described in more detail below.  The notes do not guarantee any return of your investment at maturity.  A payment on the notes, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.

The notes are unsecured and are not savings accounts or deposits of a bank.  The notes are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and issue price of each note is $10, unless otherwise specified in the relevant terms supplement.  The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC” in the prospectus.

The specific terms of the notes will be described in the relevant terms supplement accompanying this product prospectus supplement no. UBS-ROS-2 and any related index supplement.  The terms described in that document supplement those described herein and in any related index supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below.  We will also specify in the relevant terms supplement whether or not the notes have certain of the terms and provisions that are described in more detail below.

Return Optimization Securities (“ROS”)

Unless otherwise specified in the relevant terms supplement, for ROS, the amount you will receive at maturity is based on the Index Return as described below.

•	If the Index Return is positive, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:

$10 + ($10 x Index Return x Leverage Factor);

provided, however, that, if applicable, in no event will you receive at maturity an amount greater than $10 + ($10 x the Maximum Gain).

•	If the Index Return is zero, you will receive at maturity a cash payment of $10 per $10 in principal amount of the notes.

•
Your investment will be fully exposed to any decrease in the Index.  If the Index Return is negative, you will lose 1% of the principal amount of your notes for every 1% that the Index Ending Level declines beyond the Index Starting Level (or the Strike Level, if applicable).  Under these circumstances, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:

$10 + ($10 x Index Return)

For ROS, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or the Strike Level, if applicable).

Buffered Return Optimization Securities (“Buffered ROS”)

Unless otherwise specified in the relevant terms supplement, for Buffered ROS, the amount you will receive at maturity is based on the Index Return and the Buffer Percentage as described below.

•	If the Index Return is positive, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:

$10 + ($10 x Index Return x Leverage Factor);

provided, however, that if applicable, in no event will you receive at maturity an amount greater than $10 + ($10 x the Maximum Gain).

•
Your downside market exposure is buffered against a decrease in the Index up to the Buffer Percentage.  If the Index Return is negative or zero, but its absolute value is less than or equal to the Buffer Percentage, you will receive at maturity a cash payment of $10 per $10 in principal amount of the note.

•
Your investment will be fully exposed to any decline in the Index beyond the Buffer Percentage.  If the Index Return is negative and its absolute value is greater than the Buffer Percentage, for every 1% decline of the Index beyond the Buffer Percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied, if applicable, by the Downside Leverage Factor.  Under these circumstances, you will receive at maturity a cash payment per $10 in principal amount of the notes equal to:

$10 + [($10 x (Index Return + Buffer Percentage)
x Downside Leverage Factor (if applicable))]

For Buffered ROS, you could lose a substantial portion of your investment at maturity if the Index Ending Level decreases from the Index Starting Level (or the Strike Level, if applicable) by more than the Buffer Percentage.

The “Maximum Gain,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “Leverage Factor” is a fixed number as specified in the relevant terms supplement.

The “Buffer Percentage,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “Downside Leverage Factor,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “Trade Date” is the day on which we price the notes for initial sale to the public and will be specified in the relevant terms supplement.

The “Settlement Date” is the day on which we issue the notes for initial delivery to investors and will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Index Return,” as calculated by the calculation agent, is the percentage change in the Index Closing Level calculated by comparing the Index Ending Level to the Index Starting Level or the Strike Level, as applicable.  The relevant terms supplement will specify the manner in which the Index Starting Level (or the Strike Level, if applicable) and the Index Ending Level will be determined.  The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return =	Index Ending Level – Index Starting Level (or Strike Level, if applicable) Index Starting Level (or Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, the “Index Starting Level” means the Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Index Ending Level” means the Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

The relevant terms supplement may specify a level for the Index other than the Index Starting Level, which we refer to as the “Strike Level,” to be used for calculating the Index Return and the amount payable at maturity, if any.  The Strike Level may be based on and/or expressed as a percentage of the Index Closing Level as of a specified date, or may be determined without regard to the Index Closing Level as of a particular date.  For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Index Starting Level, will be used to calculate the Index Return.

The “Index Closing Level” on any trading day will equal the closing level of the Index or any successor index thereto published following the regular official weekday close of trading on that trading day.  In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index described under “— Discontinuation of the Index; Alteration of Method of Calculation” below.

A “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying the Index or the successor index and (ii) the exchanges on which futures or options contracts related to the Index or the successor index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.  If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing.  In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date.  If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index Closing Level for such Initial Averaging Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting the Index.

The Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.  If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing.  In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be that Valuation Date.  If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on that date, the calculation agent will determine the Index Closing Level for that Valuation Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on that tenth scheduled business day of each security most recently constituting the Index.

The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below.  If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date.  If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.  We describe market disruption events under “— Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date.  We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Calculation Agent

RBC Capital Markets, LLC will act as the calculation agent.  The calculation agent will determine, among other things, the Index Starting Level, the Strike Level, if applicable, the Index Closing Level on each Initial Averaging Date, if applicable, and each Valuation Date, the Index Ending Level, the Index Return and the payment at maturity, if any, on the notes.  In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index and whether there has been a material change in the method of calculating the Index.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

All calculations with respect to the Index Starting Level, the Strike Level, if applicable, the Index Ending Level, the Index Return or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $10 in principal amount of the notes at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .87645 would be rounded up to .8765); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from determining the Index Closing Level on any Initial Averaging Date, if applicable, or any Valuation Date and, consequently, the Index Return, or calculating the amount, if any, that we will pay to you at maturity.  These events may include disruptions or suspensions of trading on the markets as a whole.  We refer to each of these events individually as a “market disruption event.”

With respect to the Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) exists at any time, if trading in a security included in the Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the relevant successor index) will be based on a comparison of:

•	the portion of the level of the Index (or the relevant successor index) attributable to that security relative to

•	the overall level of the Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index);

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the relevant successor index); and

•
a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to the Index or any relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or such successor index, as applicable.

Discontinuation of the Index; Alteration of Method of Calculation

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level on any relevant Initial Averaging Date, if applicable, Valuation Date or other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for the successor index on such day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice to be promptly furnished to the trustee, to us and to the holders of the notes.

If the Index Sponsor discontinues publication of the Index prior to, and that discontinuation is continuing on, an Initial Averaging Date, if applicable, Valuation Date or any other relevant date on which the Index Closing Level is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at that time or the calculation agent has previously selected a successor index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, the Initial Averaging Date, Valuation Date or other relevant date, then the calculation agent will determine the Index Closing Level for that date.  The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to the discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for the suspension or limitation) at the close of the principal trading session on that date of each security most recently included in the Index or successor index, as applicable.  Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index or successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or successor index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make any calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or successor index, as the case may be, as if those changes or modifications had not been made, and calculate the Index Closing Level with reference to the Index or such successor index, as adjusted.  Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the calculation agent will adjust its calculation of the Index or such successor index in order to arrive at a level of the Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary, so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)
who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of the notes or the receipt of payments thereunder;

(iii)
who presents such note for payment (where presentation is required, such as if a note is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any note means:

(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)
if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the senior indenture; or

(iv)
who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For purposes of clause (iii) above, if a note is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Canadian Federal Income Tax Summary.”

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $10 in principal amount of the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $10 in principal amount of the notes as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final Valuation Date.  If the notes have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the senior indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities —Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes.  The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus under the headings “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

THE DOW JONES EURO STOXX 50® INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50® Index (the “DJ Euro STOXX 50”) contained in this product prospectus supplement from publicly available information without independent verification.  Such information reflects the policies of, and is subject to change by, STOXX Limited (the “DJ Euro STOXX 50 Sponsor”).  The DJ Euro STOXX 50 Sponsor owns the copyright and all other rights to the DJ Euro STOXX 50.  The DJ Euro STOXX 50 Sponsor has no obligation to continue to publish, and may discontinue publication of, the DJ Euro STOXX 50.  We do not assume any responsibility for the accuracy or completeness of such information.

The DJ Euro STOXX 50 seeks to provide exposure to European large capitalization equity securities.  The DJ Euro STOXX 50 universe is defined as all components of the DJ EURO STOXX Index.  The DJ EURO STOXX Index represents the Eurozone portion of the Dow Jones STOXX 600 index (the “Dow Jones STOXX 600”).   The DJ STOXX 600 contains the 600 largest stocks traded on the major exchanges of 18 European countries.  The DJ Euro STOXX 50 universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.  The stocks that compose the DJ Euro STOXX 50 are traded in Euros and in other European currencies.

For each of the 18 DJ EURO STOXX Indices, the component stocks are ranked by free-float market capitalization.  The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXX TMI Supersector Index.  If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the DJ Euro STOXX 50 are added to the selection list.  The stocks on the selection list are ranked by free-float market capitalization to produce the DJ EURO STOXX 50 selection list.  In exceptional cases, the STOXX Ltd. Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components.  Any remaining current components of the DJ Euro STOXX 50 ranked between 41 and 60 are added as DJ Euro STOXX 50 components.  If the component number is still below 50, then the largest stocks on the selection list are added until the DJ Euro STOXX 50 contains 50 stocks.  The DJ Euro STOXX 50 composition is reviewed annually in September of each year and is subject to change.

The DJ Euro STOXX 50 is weighted by free-float market capitalization.  Each component’s weight is capped at 10% of the DJ Euro STOXX 50’s total free-float market capitalization.  Weights are reviewed quarterly and are also subject to change in response to specific events affecting the DJ Euro STOXX 50 component stocks.

DJ Euro STOXX 50 Index Calculation

The DJ Euro STOXX 50 is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the DJ Euro STOXX 50 value can be expressed as follows:

Index =	Free float market capitalization of the DJ Euro STOXX 50	x 1,000
Adjusted base date market capitalization of the DJ Euro STOXX 50

The “free float market capitalization of the DJ Euro STOXX 50” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the DJ Euro STOXX 50 is being calculated.

The DJ Euro STOXX 50 is also subject to a divisor, which is adjusted to maintain the continuity of DJ Euro STOXX 50 values despite changes due to corporate actions.

The DJ Euro STOXX 50 is denominated in Euros.  The DJ Euro STOXX 50 Return will be calculated based on the closing levels of the DJ Euro STOXX 50, as reported by Bloomberg L.P. under ticker symbol “SX5E.”

License Agreement

We have entered into a non-exclusive license agreement with the DJ Euro STOXX 50 Sponsor, which grants us a license in exchange for a fee to use the DJ Euro STOXX 50 in connection with the issuance of certain securities, including the notes.

“Dow Jones EURO STOXX 50®” is a service mark of the DJ Euro STOXX 50 Sponsor.  The DJ Euro STOXX 50 Sponsor has no relationship to Royal Bank of Canada, other than the licensing of the DJ Euro STOXX 50 and its service marks for use in connection with the notes.

The DJ Euro STOXX 50 Sponsor does not:

•	sponsor, endorse, sell or promote the notes.

•	recommend that any person invest in the notes or any other financial products.

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

•	have any responsibility or liability for the administration, management or marketing of the notes.

•	consider the needs of the notes or the owners of the notes in determining, composing or calculating the DJ Euro STOXX 50 or have any obligation to do so.

The DJ Euro STOXX 50 Sponsor will not have any liability in connection with the notes.  Specifically, the DJ Euro STOXX 50 Sponsor does not make any warranty, express or implied, and the DJ Euro STOXX 50 Sponsor disclaims any warranty about:

•	the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the DJ Euro STOXX 50 and the data included in the DJ Euro STOXX 50;

•	the accuracy or completeness of the DJ Euro STOXX 50 or its data;

•	the merchantability and the fitness for a particular purpose or use of the DJ Euro STOXX 50 or its data;

•	any errors, omissions or interruptions in the DJ Euro STOXX 50 or its data; and

•	any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ Euro STOXX 50 Sponsor knows that they might occur.

The licensing relating to the use of the DJ Euro STOXX 50 and trademark referred to above by Royal Bank of Canada is solely for the benefit of Royal Bank of Canada, and not for any other third parties.

THE DOW JONES INDUSTRIAL AVERAGESM

We have obtained all information regarding the Dow Jones Industrial AverageSM (the “DJIASM”) contained in this product prospectus supplement from publicly available information. That information reflects the policies of, and is subject to change by, Dow Jones.  Dow Jones, which owns the copyright and all other rights to the DJIASM, has no obligation to continue to publish, and may discontinue publication of, the DJIASM.

The DJIASM is widely used as an indicator of the pattern of the price movement of U.S. equities.  The calculation of the level of the DJIASM, discussed below in further detail, is a price-weighted average of the stocks of 30 blue-chip companies that are generally the leaders in their industry.

The composition of the DJIASM is not limited to traditionally defined industrial stocks.  Instead, the companies are chosen from sectors of the economy most representative of the country’s economic health.  The index serves as a measure of the entire U.S. market, covering such diverse industries as financial services, technology, retail, entertainment and consumer goods.  The editors of The Wall Street Journal maintain and review the index and from time to time, in their sole discretion, may add companies to, or delete companies from, the DJIASM to achieve the objectives stated above.  Composition changes are rare, however, and generally occur only after events such as corporate acquisitions or other dramatic shifts in a component’s core business.  When such an event causes one component to be replaced, the entire index is reviewed, and therefore, multiple component changes are often implemented simultaneously.  A stock typically is added if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors, and accurately represents the sector(s) covered by the index.

The DJIASM is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding.  The divisor used to calculate the price-weighted average of the DJIASM is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions.  While this methodology reflects current practice in calculating the DJIASM, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the amount payable on the notes at maturity.

Neither we nor any of our affiliates, including any of the Agents, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the DJIASM or any successor to the DJIASM.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones, which grants us a license in exchange for a fee to use the DJIASM in connection with the issuance of certain securities, including the notes.

“Dow Jones” and “DJIASM” are service marks of Dow Jones and have been licensed for use for certain purposes by Royal Bank of Canada.

The notes are not sponsored, endorsed, sold or promoted by Dow Jones.  Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly.  Dow Jones’ only relationship to Royal Bank of Canada is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIASM, which is determined, composed and calculated by Dow Jones without regard to Royal Bank of Canada or the notes.  Dow Jones has no obligation to take the needs of Royal Bank of Canada or the owners of the notes into consideration in determining, composing or calculating the DJIASM.  Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIASM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIASM OR ANY DATA INCLUDED THEREIN.  DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIASM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND ROYAL BANK OF CANADA.

THE FTSE™ 100 INDEX

The FTSE™ 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the “Exchange”).  The FTSE™ 100 Index was developed with a base value of 1,000 as of January 3, 1984 and is maintained by FTSE International Limited.  To qualify for inclusion in the FTSE™ 100 Index, companies must have a full listing on the Exchange with a Sterling or Euro denominated price, subject to eligibility screens.  The FTSE Europe/Middle East/Africa Regional (“EMEA”) Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE™ 100 Index.  A constant number of constituents are maintained for the FTSE™ 100 Index.

Computation of the FTSE™ 100 Index

For the purposes of computing the FTSE™ 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis.  Changes are made quarterly after the close of business on the third Friday of March, June, September and December.  However, if a corporate action is applied to a FTSE™ 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company’s total market capitalization, such changes are implemented between quarters.  A minimum of four days’ notice is given to users of the FTSE™ 100 Index.  WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars.  The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE™ 100 Index is calculated in real-time and published every 15 seconds during the FTSE™ 100 Index opening hours, using real time prices.  The FTSE™ 100 Index return is calculated based on the closing levels of the FTSE™ 100 Index, as reported by Bloomberg L.P.  The FTSE™ 100 Index is calculated by:  (i) multiplying the per share price of each stock included in the FTSE™ 100 Index by the number of outstanding shares; (ii) calculating the sum of all these products (such sum, the “FTSE Aggregate Market Value”) as of the starting date of the FTSE™ 100 Index; (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE™ 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE™ 100 Index; and (iv) multiplying the result by 1,000.

License Agreement

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited or by the London Stock Exchange Plc or by The Financial Times Limited (“FT”) and neither FTSE International Limited nor London Stock Exchange Plc nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSESM 100 Index and/or the figure at which the index stands at any particular time on any particular day or otherwise.  The FTSESM 100 Index is compiled and calculated by FTSE.  However, neither FTSE nor London Stock Exchange Plc nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSESM 100 Index and neither FTSE or London Stock Exchange Plc or FT shall be under any obligation to advise any person of any error therein.

“FTSE® “, “FT-SE® “ and “Footsie® “ are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.  “All-World”, “All-Share” and “All-Small” and “FTSE4Good” are trade marks of FTSE International Limited.

THE FTSE/XINHUA CHINA 25 INDEX

All information in this reference supplement regarding the FTSE/Xinhua China 25 Index™ (the “China 25 Index”), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information.  Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the “China 25 Index Sponsor”).  The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index.  The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index.  We do not assume any responsibility for the accuracy or completeness of such information.  Historical performance of the China 25 Index is not an indication of future performance.  Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors.  The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a “China 25 Index Constituent Stock”) listed and trading on the Hong Kong Stock Exchange (HKSE).  The shares comprised by the China 25 Index are classified as “H Shares” or “Red Chip Shares.” H Shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE.  H Shares are quoted and traded in Hong Kong dollars (HKD).  Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares.  Red Chip Shares are securities of Hong Kong incorporated companies that trade on the HKSE.  These securities are quoted and traded in HKD.  Red Chip Shares are shares of companies that are substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China.  The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices.  End of day data is as of 4:30 p.m.  The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group.  The index is calculated using the following formula:

(Sigma) P(N)E(N)S(N)F(N)C(N))
D

where P is the latest trade price of the component security N, E is the exchange rate required to convert the security’s home currency into the index’s base currency, S is the number of shares of the security in issue, F is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, C is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and D is the divisor, a figure that represents the total issued share capital of the China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.  The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause).  Free float restrictions are calculated using available published information.  The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the China 25 Index, unless free float is also greater than 5% and the full capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.  Following the application of an initial free float restriction, a China 25 Index Constituent Stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band.  This 5 percentage points threshold does not apply if the initial free float is less than 15%.  Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a new classification system, the Industry Classification Benchmark (“ICB”).  The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 45,000 securities worldwide.  The new structure is a merger of FTSE Group and Dow Jones Indices’ industry classification systems, creating a single, definitive structure for the market.  The primary purpose of the ICB is to provide a service to investors and other interested persons by grouping companies according to homogenous subsectors in such a way that general industrial and economic themes may be common to all companies in the sector.  The sectors themselves will be aggregated into supersectors, which will be aggregated into industries.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the China 25 Index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Stocks must be sufficiently liquid to be traded.  The following criteria, among others, are used to ensure that illiquid stocks are excluded:

•
Price.  The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company.  The China 25 Index Sponsor may exclude a stock from the China 25 Index if it considers that an “accurate and reliable” price is not available.  The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

•
Liquidity.  Stocks in the China 25 Index will be reviewed annually for liquidity.  Stocks that do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index.  An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October.  Any period when a share is suspended will be excluded from the calculation.

•
New issues.  New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

The Stock Exchange of Hong Kong Ltd

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983.  The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority.  Online real-time order entry and execution have eliminated the previous limitations of telephone-based trading.  Trading takes place through trading terminals on the trading floor.  There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers.  Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed.  Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time.  Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time.  Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility.  Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not.  The HKSE may also do so where:  (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing.  Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public.  Trading will not be resumed until a formal announcement has been made.  Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord.  A suspension request will normally only be acceded to in the following circumstances:  (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation.  As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the notes.

License Agreement

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the notes.  We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The notes are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited (“FTSE”) or Xinhua Financial Network Limited (“Xinhua”) or by the London Stock Exchange PLC (the “Exchange”) or by The Financial Times Limited (“FT”) and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise.  The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor.  However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

“FTSE™” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited.  “富時指數” is a trade mark of FTSE International Limited.  “Xinhua” and “新華” are service marks and trade marks of Xinhua Financial Network Limited.  All marks are licensed for use by FTSE/Xinhua Index Limited.

THE NASDAQ-100 INDEX®

All information in this product prospectus supplement regarding the Nasdaq 100® Index (the “Nasdaq Index”) is derived from publicly available information.  Such information reflects the policies of, and is subject to change by The Nasdaq Global Market, Inc. or any of its affiliates (“Nasdaq”).  Nasdaq owns the copyright and all other rights to the Nasdaq Index.  Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq Index.  We do not assume any responsibility for the accuracy or completeness of such information.  Historical performance of the Nasdaq Index is not an indication of future performance.  Future performance of the Nasdaq Index may differ significantly from historical performance, either positively or negatively.

The Nasdaq Index is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market® tier of the National Market System.  The Nasdaq Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology.  It does not contain financial companies including investment companies.  The Nasdaq Index was first published in January 1985 and includes companies across a variety of major industry groups.  Current information regarding the market level of the Nasdaq Index is available from Nasdaq and from numerous market information services.  The level of the Nasdaq Index is determined, comprised and calculated by Nasdaq without regard to the notes.

License Agreement

We have entered into a non-exclusive license agreement with Nasdaq, which grants us a license in exchange for a fee to use the Nasdaq Index in connection with the issuance of certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by Nasdaq.  Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes.  Nasdaq makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq Index to track general stock market performance.  Nasdaq’s only relationship to Royal Bank of Canada is in the licensing of the Nasdaq 100®, Nasdaq 100 Index®, and Nasdaq® trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq Index which is determined, composed and calculated by Nasdaq without regard to Royal Bank of Canada or the notes.  Nasdaq has no obligation to take the needs of Royal Bank of Canada or the holders of the notes into consideration in determining, composing or calculating the Nasdaq Index.  Nasdaq is not responsible for and has not participated in the determination of the timing of, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  Nasdaq has no liability in connection with the administration, marketing or trading of the notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN.  NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN.  NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

We have derived all information regarding the Nikkei 225 Index (the “Nikkei Index”) contained in this product prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the “Nikkei Index Sponsor”).  The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index.  The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index.  We do not assume any responsibility for the accuracy or completeness of such information.  Historical performance of the Nikkei Index is not an indication of future performance.  Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor, and measures the composite price performance of selected Japanese stocks.  The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”), and represents a broad cross-section of Japanese industry.  All stocks included in the Nikkei Index trade on the TSE in Japanese yen.  All 225 Nikkei Index stocks are listed in the First Section of the TSE.  Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index.  Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section (which is for high-growth startup companies).  Stocks listed in the First Section are among the most actively traded stocks on the TSE.  At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section.

Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The 225 companies included in the Nikkei Index are divided into six sector categories:  Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology – Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials – Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods – Marine Products, Food, Retail, Services;

•	Material – Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others – Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities – Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei Index is a modified, price-weighted index.  Each stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer.  The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor.  The weighting factor for each stock in the Nikkei Index is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each such stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen.  Each weighting factor represents the number of shares of the related Nikkei Index stock that are included in one trading unit of the Nikkei Index.  The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the stocks in the Nikkei Index, which is currently the TSE.  The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the stocks included in the Nikkei Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index.  The divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of each change affecting any stock in the Nikkei Index, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Stocks included in the Nikkei Index may be deleted or added by the Nikkei Index Sponsor.  However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index stocks except when a stock is deleted in accordance with the following criteria.

Any stock in the Nikkei Index becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index:  bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the stock to the “Kanri Post” (Post for stocks under supervision); transfer of the stock to the “Seiri Post” (the Liquidation Post); or transfer of the stock to the Second Section of the TSE.  In addition, any stock in the Nikkei Index with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor.  Upon deletion of a stock from the Nikkei Index, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted stock.  Until such replacement, the Nikkei Index will be calculated with the remaining stocks included in the Nikkei Index less the deleted stocks.

A list of the issuers of the stocks included in the Nikkei Index is available from the NKS Economic Electronic Databank System and the Nikkei Index Sponsor directly.  The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization.  Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day.  Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances.  In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling.  These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day.  In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special offer quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock.  Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock.  As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on stocks in the Nikkei Index, and these limitations may, in turn, adversely affect the value of the notes.

License Agreement

In connection with any offering of the notes linked to the Nikkei Index, we expect to enter into a non-exclusive license agreement with the Nikkei Index Sponsor, which will allow us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with that offering.  We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us will be the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index.  The notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor.  No inference should be drawn from the information contained in this product prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the notes or any member of the public regarding the advisability of investing in securities generally, or in the notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the notes.  The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the Nikkei Index.  The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the notes payable at maturity.  The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any level of the Nikkei Index or any amount payable on the notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX.  THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

“Nikkei®” is a trademark of the Nikkei Index Sponsor.  The notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the notes.

THE PHLX HOUSING SECTORSM INDEX

The PHLX Housing SectorSM Index (the “Housing Sector Index”) was developed by the Philadelphia Stock Exchange, Inc. (the “PHLX”) and is calculated, maintained and published by PHLX.

The Housing Sector Index is a modified capitalization weighted index composed of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the “Housing Sector Index Stocks”).  The Housing Sector Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.  The Housing Sector Index was set to an initial value of 250 on January 2, 2002.  Options commenced trading on the Housing Sector Index on July 17, 2002.  Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of Housing Sector Index Stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more).  This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio.  The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting.

Methodology for inclusion in the Housing Sector Index

Housing Sector Index securities are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all component securities), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all component securities), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all component securities).

A determination is then made, based on the current (true) market capitalization if:

1.	Any single component security represents 25% or more of the current market capitalization of the basket; and/or

2.
All component securities that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

If 1 is true, then:

3.	The weight of all qualifying component securities is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying component is redistributed as follows:

a)
The weight of any component security that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%, beginning with the highest weighted, sub 1% component security and continuing until either all component securities are equal to or above 1% or until no excess weight remains to be distributed;

b)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percents increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying component is proportionally reduced such that the aggregate weight of the qualifying components is exactly 45%, as follows:

a)
For qualifying components 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying components prior to this reduction and (b) the percent of the total capitalization of the qualifying components that each qualifying component represents, is calculated.  The weight of each qualifying component is reduced by an amount that equals a *b(1 n), except that the proportional reduction shall not cause any component to have a lesser weight than the component security ranked immediately beneath it.  If such a situation should occur, then the next largest component security or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.

6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying components is redistributed as follows:

a)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case this step is repeated for the next higher weighted stock; and

ii.	Excess weight distributed to the smallest stock will increase its weight to no more than that of the adjusted weight of the second smallest stock; and

iii.
If the smallest stock has been increased to the level of the second smallest stock and excess weight remains to be distributed, then beginning with the largest small stock and continuing downward, the weight of each component is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest stock whose weight exceeds the next smallest stock by at least one half percent.

New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

Adjustments for corporate actions:

Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split.  No divisor change should be necessary except for rounding.

Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change.

Divisor changes will be necessary.

Adjustments for stock addition or removal:

Stock removal – no adjustments to the remaining component modified shares made.  Divisor changes will be necessary.

Stock addition – the modified share weight of a stock addition will be determined in a 4 step process:

•	Determine the relative weight rank of the new component’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25);

•
Assign a modified capitalization to the new component that is midway between the modified capitalization of the two current components that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14);

•	Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new component on the day immediately prior to its addition.

•	Divisor changes will necessary.

In this product prospectus supplement, unless the context requires otherwise, references to the Housing Sector Index will include any Successor Index and references to PHLX will include any successor to PHLX.

License Agreement between PHLX and MS & Co. PHLX and MS & Co. have entered into a non-exclusive license agreement providing license to Royal Bank of Canada, and certain of its affiliated and subsidiary companies, in exchange for a fee, of the right to use the Housing Sector Index, which is owned and published by PHLX, in connection with securities, including the notes.

The license agreement between PHLX and Royal Bank of Canada provides that the following language must be set forth in this product prospectus supplement:

The PHLX Housing SectorSM Index (HGX) (“Housing Sector Index”) is not sponsored, endorsed, sold or promoted by the PHLX.  The PHLX makes no representation or warranty, express or implied, to the owners of the Housing Sector Index or any member of the public regarding the advisability of investing in securities generally or in the Housing Sector Index particularly or the ability of the Housing Sector Index to track market performance.  The PHLX’s only relationship to Licensee is the licensing of certain names and marks and of the Housing Sector Index, which is determined, composed and calculated without regard to the Licensee.  The PHLX has no obligation to take the needs of the Licensee or the owners of the Housing Sector Index into consideration in determining, composing or calculating the Housing Sector Index.  The PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the Housing Sector Index.  The PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of the Housing Sector Index.

“PHLX Housing SectorSM” and “HGXSM” are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by Royal Bank of Canada.

S&P®/ASX 200 INDEX

The S&P™/ASX 200 Index (the “ASX 200 Index”), is Australia’s premier large capitalization tradeable equity index, and is Australia’s institutional benchmark.  The ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both Standard and Poor’s and the Australian Stock Exchange.

Composition and Maintenance

The ASX 200 is composed of the ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee.  As of  September 30, 2007, the ASX 200 represented approximately 78% of the total market capitalization of the Australian market.  The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The ASX 200 Index weights companies according to the Global Industry Classification Standard (GICS®)SM, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios.  It also enables meaningful comparisons of sectors and industries across regions.  Sector indices are available for the ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity.

Both market capitalization and liquidity are assessed using the previous six months worth of data.  Quarterly review changes take effect on the third Friday of December, March, June and September.  The weighting of constituents in the ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee.  Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the ASX are considered for inclusion in the ASX 200 Index.  Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization.  Only stocks that are actively and regularly traded are considered for inclusion in the ASX 200 Index.  A stock’s liquidity is measured relative to its size peers.  A minimum free float threshold of 30% exists for a stock to warrant inclusion in the ASX 200 Index.

The ASX 200 Index Calculation

The ASX 200 Index has a base value of 3000.  Calculation for the ASX 200 Index is based on stock prices taken from the ASX.  The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

License Agreement

Standard & Poor’s and Royal Bank of Canada have entered into a non-exclusive license agreement providing for the license to Royal Bank of Canada, its subsidiaries and affiliates, in exchange for a fee, of the right to use indices owned and published by Standard & Poor’s in connection with some securities, including the notes.

Standard & Poor’s does not guarantee the accuracy and/or the completeness of the ASX 200 Index or any data included in the ASX 200 Index.  Standard & Poor’s makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the ASX 200 Index or any data included in the ASX 200 Index in connection with the rights licensed under the license agreement described in this product prospectus supplement or for any other use.  Standard & Poor’s makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the ASX 200 Index or any data included in the ASX 200 Index.  Without limiting any of the above information, in no event will Standard & Poor’s have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s.  Standard & Poor’s makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the ASX 200 Index to track general stock market performance.  Standard & Poor’s only relationship to Royal Bank of Canada (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of Standard & Poor’s and of the ASX 200 Index which is determined, composed and calculated by Standard & Poor’s without regard to Royal Bank of Canada or the notes.  Standard & Poor’s has no obligation to take the needs of Royal Bank of Canada or the holders of the securities into consideration in determining, composing or calculating the ASX 200 Index.  Standard & Poor’s is not responsible for and has not participated in the determination of the timing of the sale of the notes, prices at which the notes are to initially be sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  Standard & Poor’s has no obligation or liability in connection with the administration, marketing or trading of the securities.

“Standard & Poor’s®” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed by Royal Bank of Canada, its subsidiaries and affiliates.  The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

THE S&P 500® INDEX

We have derived all information regarding the S&P 500® Index (the “S&P Index”) contained in this product prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”).  We do not assume any responsibility for the accuracy or completeness of such information.  S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement.  The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the “Component Stocks”) as of a particular time, compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P calculates the S&P Index by reference to the prices of the Component Stocks without taking account of the value of dividends paid on such stocks.  As a result, the return on the notes will not reflect the return you would realize if you actually owned the stocks that compose the S&P Index and received the dividends paid on such stocks.

S&P Index Composition, Maintenance and Calculation

The S&P Index was developed by S&P and is calculated, maintained and published by S&P.  The S&P Index is intended to provide a performance benchmark for the U.S. equity markets.  Historically, the “Market Value” of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock.  As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology.  The 500 companies are not the 500 largest companies listed on the NYSE, and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P Index with the objective of achieving a distribution of broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may, from time to time, in its sole discretion, add companies to, or delete companies from, the S&P Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

Historically, the market value of any component stock of the Index was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P began shifting the Index halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the Index to full float adjustment on September 16, 2005. S&P’s criteria for selecting stocks for the Index did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the Index.

Under float adjustment, the share counts used in calculating the Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the Index, and do not require index divisor adjustments.

To prevent the level of the Index from changing due to corporate actions, corporate actions which affect the total market value of the Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the Index remains constant and does not reflect the corporate actions of individual companies in the Index. Index divisor adjustments are made after the close of trading and after the calculation of the Index closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at the market offerings, or other recapitalizations) are made weekly and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. Changes of less than 5.00% due to a company’s acquisition of another company in the Index are made as soon as reasonably possible. All other changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

Changes in IWFs of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in IWFs will be made annually when IWFs are reviewed.

License Agreement

S&P and Royal Bank of Canada have entered into a non-exclusive license agreement providing for the license to Royal Bank of Canada, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the notes.  The S&P Index is owned and published by S&P.

The license agreement between S&P and Royal Bank of Canada provides that the following language must be set forth in this product prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P Index to track general stock market performance.  S&P’s only relationship to Royal Bank of Canada is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to Royal Bank of Canada or the notes.  S&P has no obligation to take the needs of Royal Bank of Canada or the owners of the notes into consideration in determining, composing or calculating the S&P Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Royal Bank of Canada.  The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

THE S&P 500® FINANCIALS INDEX

We have derived all information contained in this product prospectus supplement regarding the S&P 500® Financials Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Financials Index and the S&P 500® Index were developed by S&P and are calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Financials Index.

The S&P 500® Financials Index

The S&P 500® Financials Index is a capitalization-weighted index that represents the financial sector of the companies the equity securities of which are included in the S&P 500® Index.  The S&P 500® Financials Index is intended to provide an indication of the pattern of the movements of the equity securities of companies that are components of the S&P 500® Index and are involved in the development or production of financial products.  As of April 24, 2008, the S&P 500® Financials Index is composed of the equity securities of 92 companies that are included in the S&P 500® Index.  The companies the equity securities of which are included in the S&P 500® Financials Index are selected on the basis of the Global Industry Classification Standard, or the GICS®, a global standard developed jointly by the S&P and MSCI Inc. to categorize companies by their business.  The companies the equity securities of which are included in the S&P 500® Financials Index represent the following sub-sectors of the U.S. financial services sector: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts.  The S&P 500® Financials Index is calculated and maintained using the same index methodology as the S&P 500® Index.  The S&P 500® Financials Index is reported by Bloomberg L.P. under the ticker symbol “S5FINL.”

The S&P 500® Index

For additional information about the S&P 500® Index, see “The S&P 500® Index.”

License Agreement with S&P

S&P and Royal Bank of Canada have entered into a non-exclusive license agreement providing for the license to Royal Bank of Canada, and certain of its affiliates, in exchange for a fee, of the right to use the S&P 500® Financials Index, in connection with securities, including the notes.  The S&P 500® Financials Index is owned and published by S&P.

The license agreement between S&P and Royal Bank of Canada provides that the following language must be set forth in this product prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Financials Index to track general stock market performance.  S&P’s only relationship to Royal Bank of Canada is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Financials Index which is determined, composed and calculated by S&P without regard to Royal Bank of Canada or the notes.  S&P has no obligation to take the needs of Royal Bank of Canada or the owners of the notes into consideration in determining, composing or calculating the S&P 500® Financials Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” “500®” and “S&P 500 Financials” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Royal Bank of Canada.  The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

OTHER INDICES

If the notes are linked to an index not described in this product prospectus supplement or to an index described in this product prospectus supplement that changed its methodology in any material respect, a separate index supplement will provide additional information relating to such index.

SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.  In the opinion of Ogilvy Renault LLP, Canadian tax counsel to Royal Bank of Canada, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) on the notes that is paid or credited or deemed for purposes of the ITA to be paid or credited to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.  If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an Index which could be viewed as a proxy for the profit of Royal Bank of Canada, such interest may be subject to Canadian non-resident withholding tax.  The Canadian withholding tax implications of such an issuance will be described particularly in the relevant terms supplement if such notes are offered.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following disclosure — including the opinion of Morrison & Foerster LLP — has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information.  You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “Tax Consequences—United States Taxation” in the prospectus or “Certain Income Tax Consequences—United States Taxation” in the prospectus supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the terms supplement applicable to your notes expressly indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  For example, the discussion below assumes that the Index will be one of the indices listed in this product prospectus supplement in one of the sections that begins on page PS-20 and that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes.  If the Index for any particular note is not so listed in this product prospectus supplement, or if an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the tax treatment of that note may differ substantially from that described in the discussion below.  There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the terms supplement relating to your note, and, unless the terms supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note.  Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus).  Except as otherwise noted under “Non-U.S. Holders” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the component stocks underlying any particular Index would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code. If the issuer of one or more such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply.  You should refer to any available information filed with the SEC by the issuers of the component stocks included in each Index and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a note with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the Index for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization.  If the notes are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the notes.  In general, a U.S. holder’s tax basis in the notes will be equal to the price the holder paid for the notes.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.  The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes.  If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date. It is possible that the Internal Revenue Service could assert that a U.S. holder’s holding period in respect of the notes should end on the date on which the amount the holder is entitled to receive upon the maturity of the notes is determined, even though the holder will not receive any amounts from us in respect of the notes prior to the maturity of the notes. In such case, a U.S. holder may be treated as having a holding period in respect of the notes that is one year or less even if the holder receives cash upon maturity of the notes at a time that is more than one year after the beginning of its holding period.

Alternative Treatments.  Alternative tax treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument.  If the notes have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss.  If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.

If the Index periodically rebalances, it is possible that the notes could be treated as a series of derivative contracts, each of which matures on the next rebalancing date.  If the notes were properly characterized in such a manner, a holder would be treated as disposing of the notes on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and a holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the notes.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Unless stated otherwise in the applicable terms supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

Additional Medicare Tax.  With respect to taxable years beginning after December 31, 2012, certain U.S. holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income.  For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately).  “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income.  Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains.  You are urged to consult your own tax advisor regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences — United States Taxation — Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.  Notwithstanding such discussion, payments on the notes made to corporate U.S. holders after December 31, 2011 may be subject to information reporting and backup withholding.

Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return.  You are urged to consult your own tax advisor regarding such requirements with respect to the notes.

Non-U.S. Holders.  The following discussion applies to non-U.S. holders of the notes. A non-U.S. holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the notes.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate.  The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax.  Prospective investors should consult their own tax advisors in this regard.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Royal Bank of Canada and RBC Capital Markets, LLC, as agent (an “Agent” or “RBCCM”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Distribution Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with RBCCM and UBS, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  RBCCM will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of RBCCM.  The underwriting arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

RBCCM or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, RBCCM may engage in transactions that stabilize, maintain or otherwise affect the price of the notes.  Specifically, RBCCM may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account.  RBCCM must close out any naked short position by purchasing the notes in the open market.  A naked short position is more likely to be created if RBCCM is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, RBCCM may bid for, and purchase, notes in the open market to stabilize the price of the notes.  Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes.  RBCCM is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, RBCCM or any dealer that would permit a public offering of the notes or possession or distribution of this product prospectus supplement no. UBS-ROS-2, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of this product prospectus supplement no. UBS-ROS-2, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product prospectus supplement no. UBS-ROS-2, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes.  We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Unless otherwise specified in the relevant terms supplement, the Settlement Date for the notes will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

The Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA” and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively “Plans”, and with respect to which Royal Bank of Canada or any of its affiliates is a “party in interest” or a “disqualified person”, unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.